Exhibit (5)         Form of Application for the Allstate Variable Annuity 3
                    AssetManager


VA3 ASSETMANAGER
APPLICATION FOR FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
ISSUED BY:  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

P.O. BOX 94038, Palatine, IL 60094-4038, Telephone: 1-800-256-9392
Overnight Address: 3100 Sanders Road., M4A, Northbrook, IL 60062
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OWNER(S)

Name______________________________ // M  // F  Birthdate __/__/__
Address___________________________ Soc. Sec. No. ____-___-____
        City       State   Zip
Name______________________________ // M  // F  Birthdate __/__/__
Address___________________________ Soc. Sec. No. ____-___-____
        City       State   Zip
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ANNUITANT
Leave blank if annuitant is the same as sole Owner; otherwise complete.

Name______________________________ // M  // F  Birthdate __/__/__
Address___________________________ Soc. Sec. No. ____-___-____
        City       State   Zip

Relationship to Owner _____________________________________
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BENEFICIARY(IES)

Name _______________________________ Relationship to Owner ______________
Name _______________________________ Relationship to Owner ______________
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

PURCHASE PAYMENT/PLAN OPTIONS

Total Purchase Payment $__________________

PORTFOLIO SELECTION                          MSAM Funds
AIM Variable Insurance Funds                 //Equity Growth                   ___%
//Aggressive Growth                  ___%    //International Magnum            ___%
//Blue Chip                          ___%    //Emerging Markets Equity         ___%
//Growth                             ___%    //U.S. Real Estate                ___%
//Value                              ___%    //Mid-Cap Value                   ___%
Alliance Variable Produce Series Fund        Putnam Variable Trust
//Growth                             ___%    //Growth & Income                 ___%
//Growth & Income                    ___%    //International Growth            ___%
//Premier Growth                     ___%    //International New Opportunities ___%
MSDW Variable Investment Series              //New Opportunities               ___%
//Money Market                       ___%    //OTC & Emerging Growth           ___%
//Quality Income Plus                ___%    //Voyager                         ___%
//High Yield                         ___%    Van Kampen Life Investment Trust
//Utilities                          ___%    //Emerging Growth                 ___%
//Income Builder                     ___%    Fixed Account
//Dividend Growth                    ___%    //DCA Fixed Account               ___%
//Capital Growth                     ___%    //_________________               ___%
//Global Div. Growth                 ___%    //_________________               ___%
//European Growth                    ___%                             Total    100%
//Pacific Growth                     ___%    Plan Options (if not selected, base policy will apply):
//Equity                             ___%    //Performance Death Benefit Option
//S&P 500 Index                      ___%      (Highest Anniversary Value)
//Competitive Edge                   ___%
//Strategist                         ___%
//Aggressive Equity                  ___%
//Short-Term Bond                    ___%

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REPLACEMENT INFORMATION

Will this annuity replace or chane any exisitng annuity or life insurance?

// Yes  //NO  (If Yes, complete the following.)

Company _____________________________ Policy No. ___________________
Cost basis amount ___________________ Policy Date __________________
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TAX QUALIFIED PLAN

// Yes  // No  (If Yes, complete the following.)

o Traditional IRA          o Roth IRA          o SEP       o  Other ______
o 403(b) (TSA)             o 401(a) (pension)
// Transfer                //Rollover
// Contribution $______     Contribution Year ___________
                                        (attach Form 5305 for SEP)
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SPECIAL INSTRUCTIONS

____________________________________________________________________________
____________________________________________________________________________
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SIGNATURE(S)

A copy of this application signed by the agent will be the receipt for the first purchase payment. If Allstate Life Insurance Company of New York ("Allstate Life of New York") declines this application, Allstate Life of New York will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are compete and true to the best of my knowledge and belief. I agree that this application shall be a part of the Contract issued by Allstate Life of New York. By accepting the Contract issued, I agree to any additions or corrections to this application. Allstate Life of New York will obtain written agreement from me for any change in the investment allocation, benefits, type of plan, or birthdates.

I understand that contract values and income payments based on the investment experience of a separate account are variable and not guaranteed as to dollar amount. I acknowledge receipt of the current prospectus for the Flexible Premium Deferred Variable Annuity.

Signed at ______________________________________ Date __/__/__
             City                State
Owner(s)______________________________________________________
Annuitant ____________________________________________________
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REPRESENTATIVE USE ONLY

Will the annuity applied for replace or change any existing annuty or life
insurance?   // Yes  // No

Rep Name (Please Print) _________________ Phone No. (  ) ___-____
Rep Signature ___________________________ Transaction No. _________________